Exhibit (k)(6)
OMNIBUS AMENDMENT NO. 1
     THIS OMNIBUS AMENDMENT NO. 1, dated as of May 26, 2010, (this “Amendment”) is entered into by and among Fifth Street Funding, LLC as the borrower (in such capacity, the “Borrower”) and as the purchaser (in such capacity, the “Purchaser”); Fifth Street Finance Corp. as the servicer (in such capacity, the “Servicer”), as the seller (in such capacity, the “Seller”) and as the transferor (in such capacity, the “Transferor”); Wells Fargo Securities, LLC as the administrative agent (in such capacity, the “Administrative Agent”); Wells Fargo Bank, N.A. (as successor by merger to Wachovia Bank, National Association) as lender (in such capacity, the “Lender”), and as lender agent (in such capacity, the “Lender Agent”); Wells Fargo Bank, National Association as the collateral agent (in such capacity, the “Collateral Agent”), account bank (in such capacity, the “Account Bank”) and collateral custodian (in such capacity, the “Collateral Custodian”). Capitalized terms used but not defined herein have the meanings provided in the Agreements (as defined below).
R E C I T A L S
     WHEREAS, reference is made to (i) the Loan and Servicing Agreement, dated as of November 16, 2009 (as amended, modified, waived, supplemented or restated from time to time, the “Loan and Servicing Agreement”), by and among the Borrower, the Servicer, the Transferor, the Administrative Agent, the Lender, the Lender Agent, the Collateral Agent, the Account Bank and Collateral Custodian and (ii) the Purchase and Sale Agreement, dated as of November 16, 2009 (as amended, modified, waived, supplemented or restated from time to time, the “Purchase and Sale Agreement” and together with the Loan and Servicing Agreement, the “Agreements”), by and between the Purchaser and the Seller; and
     WHEREAS, the parties hereto desire to make certain amendments to certain provisions of the Agreements as specified herein, pursuant to and in accordance with Section 11.01 of the Loan and Servicing Agreement and Section 10.3 of the Purchase and Sale Agreement.
     NOW, THEREFORE, based upon the above Recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
     SECTION 1. AMENDMENT.
     (a) The cover page of the Loan and Servicing Agreement is hereby amended by replacing the figure “$100,000,000” with the figure “$150,000,000”.
     (b) The Loan and Servicing Agreement is hereby amended by deleting the words “(“Wells Fargo”)” appearing after the words “WELLS FARGO BANK, NATIONAL ASSOCIATION” in clause (7) of the first sentence of the Loan and Servicing Agreement.

     (c) The Loan and Servicing Agreement is hereby amended by replacing the word “Wachovia” wherever appearing with the words “Wells Fargo”, except where appearing in the phrase “One Wachovia Center” in the addresses set forth on the signature pages thereto.
     (d) Section 1.01(b) of the Loan and Servicing Agreement is hereby amended as follows:
          (1) by amending the definition of “Adjusted Borrowing Value” by replacing the figure “$15,000,000” appearing after the words “shall not exceed” in the seventh line thereof with the figure “$20,000,000”;
          (2) by amending the definition of “Applicable Spread” by (x) replacing the percentage “4.00%” in the first line thereof with the percentage “3.50%” and (y) by replacing the percentage “5.50%” in the proviso thereof with the percentage “5.00%”;
          (3) by amending the definition of “Commitment Increase Amount” by inserting the following phrase immediately prior to the period at the end of the definition:
     ; provided that, for the avoidance of doubt, the Commitment Increase Amount on the First Amendment Date shall equal $50,000,000
          (4) by amending the definition of “Commitment Increase Closing Date” by inserting the following phrase immediately prior to the period at the end of the definition:
     ; provided, that, for the avoidance of doubt, the First Amendment Date shall be deemed a “Commitment Increase Closing Date”
          (5) by adding the following defined term in the appropriate alphabetical order:
     “First Amendment Date” means May 26, 2010.
          (6) by amending the definition of “Make-Whole Premium” by replacing the words “Closing Date” in each instance where such words appear throughout with the words “First Amendment Date”;
          (7) by amending the definition of “Maximum Facility Amount” by replacing the figure “$100,000,000” appearing after the words “shall not exceed” in the second line thereof with the figure “$150,000,000”;
          (8) by amending the definition of “Reinvestment Period” by replacing the date “November 16, 2011” appearing in subclause (i) thereof with the date “May 26, 2012”;
          (9) by amending the definition of “Stated Maturity Date” by replacing the date “November 16, 2012” with the date “May 26, 2013”;
          (10) by deleting in its entirety the definition of “Wachovia”; and

          (11) by amending and restating in its entirety the definition of “Wells Fargo” as follows:
     “Wells Fargo” shall mean Wells Fargo Bank, N.A., and its successors and assigns.
     (e) Section 2.09(a) of the Loan and Servicing Agreement is hereby amended (i) by inserting the words “(unless otherwise set forth in clause (b) below)” immediately after the word “thereafter” at the beginning of subclause (ii) in the ninth line thereof and (ii) by replacing the percentage “20%” appearing in subclauses (ii)(x) and (ii)(y) in the tenth and eleventh lines thereof with the percentage “40%”.
     (f) Section 2.09(b) of the Loan and Servicing Agreement is hereby amended by replacing the percentage “20%” appearing in the fourth, ninth and tenth lines thereof with the percentage “40%”.
     (g) Section 2.18(b) of the Loan and Servicing Agreement is hereby amended by deleting the proviso appearing at the end thereof in its entirety.
     (h) Section 2.22(a) of the Loan and Servicing Agreement is hereby amended by replacing the figure “$100,000,000” appearing at the end of the first sentence thereof with the figure “$150,000,000”.
     (i) Section 5.02(i) of the Loan and Servicing Agreement is hereby amended (i) by replacing the word “or” appearing in the third line with a comma and (ii) by inserting the phrase “or (z) to distribute such proceeds to the Transferor (so long as such distribution is permitted pursuant to Section 5.02(n))” prior to the period at the end of the section.
     (j) Section 5.03(m) of the Loan and Servicing Agreement is hereby amended by inserting the following phrase immediately prior to the period at the end of the section:
     ; provided, that, for the avoidance of doubt, the Servicer shall not be required to expend any of its own funds to cause the Borrower to be in compliance with subsection 5.02(a)(v) or subsection 5.01(b)(xvii) (it being understood that this proviso shall in no way affect the obligation of Servicer to manage the activities and liabilities of the Borrower such that the Borrower maintains compliance with either of the foregoing subsections)
     (k) Section 6.02(a)(xi) of the Loan and Servicing Agreement is hereby amended by replacing the word “assistance” appearing in the first line thereof with the word “advice”.
     (l) Annex A of the Loan and Servicing Agreement is hereby amended by replacing the words “Wachovia Bank, National Association” appearing under the words “Institutional Lender” with the words “Wells Fargo Bank, N.A.” and by replacing the figure “$50,000,000” appearing under the word “Commitment” with the figure “$100,000,000”.
     (m) Section 4.1(x) of the Purchase and Sale Agreement is hereby amended by inserting the following phrase immediately prior to the period at the end of the section:

     ; provided, that, for the avoidance of doubt, the Seller shall not be required to expend any of its own funds to cause the Purchaser to be in compliance with subsection 5.02(a)(v) of the Loan and Servicing Agreement or subsection 5.01(b)(xvii) of the Loan and Servicing Agreement (it being understood that this proviso shall in no way affect the obligation of Seller to manage the activities and liabilities of the Purchaser such that the Purchaser maintains compliance with either of the foregoing subsections)
     (n) Section 5.2(c) of the Purchase and Sale Agreement is hereby amended by inserting the phrase “(other than with respect to funding obligations to Obligors in connection with Revolving Loan Assets and Delayed Draw Loan Assets, as applicable)” immediately prior to the period at the end of the section.
     (o) Section 5.2(e)(i) of the Purchase and Sale Agreement is hereby amended by inserting the following phrase immediately prior to the period at the end of the section:
     ; provided, that, for the avoidance of doubt, the Seller shall not be required to expend any of its own funds to cause the Purchaser to be in compliance with subsection 5.02(a)(v) of the Loan and Servicing Agreement or subsection 5.01(b)(xvii) of the Loan and Servicing Agreement (it being understood that this proviso shall in no way affect the obligation of Seller to manage the activities and liabilities of the Purchaser such that the Purchaser maintains compliance with either of the foregoing subsections)
     SECTION 2. AGREEMENT IN FULL FORCE AND EFFECT AS AMENDED.
     Except as specifically amended hereby, all provisions of the Agreements shall remain in full force and effect. After this Amendment becomes effective, all references to the Agreements and corresponding references thereto or therein such as “hereof”, “herein”, or words of similar effect referring to the Agreements shall be deemed to mean the Agreements as amended hereby. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Agreements other than as expressly set forth herein.
     SECTION 3. REPRESENTATIONS.
     Each of the Borrower, the Purchaser, the Servicer, the Seller and the Transferor, severally for itself only, represents and warrants as of the date of this Amendment as follows:
     (i) it is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization;
     (ii) the execution, delivery and performance by it of this Amendment and the Agreements as amended hereby are within its powers, have been duly authorized, and do not contravene (A) its charter, by-laws, or other organizational documents, or (B) any Applicable Law;
     (iii) no consent, license, permit, approval or authorization of, or registration, filing or declaration with any governmental authority, is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment and the Agreements as amended hereby by or against it;

     (iv) this Amendment has been duly executed and delivered by it;
     (v) each of this Amendment and each of the Agreements as amended hereby constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity; and
     (vi) there is no Unmatured Event of Default, Event of Default, or Servicer Termination Event.
     SECTION 4. LEGAL FEES.
     The Borrower and Servicer each covenants and agrees to pay in full immediately upon of receipt of an invoice, all legal fees of Dechert LLP, counsel to the Lender and Administrative Agent, in connection with the execution of this Amendment.
     SECTION 5. CONDITIONS TO EFFECTIVENESS.
     (a) The effectiveness of this Amendment is conditioned upon delivery of duly executed signature pages by all parties hereto to the Administrative Agent.
     (b) The effectiveness of this Amendment is conditioned upon delivery, by the Borrower to the Lender, of a fully executed Amended and Restated Variable Funding Note with a face amount of $100,000,000.
     SECTION 6. MISCELLANEOUS.
     (a) The Administrative Agent, the Collateral Agent, the Lender and the Lender Agent each waive the notice required from the Purchaser prior to any amendment under Section 10.3 of the Purchase and Sale Agreement.
     (b) This Amendment may be executed in any number of counterparts (including by facsimile), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.
     (c) The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.
     (d) This Amendment may not be amended or otherwise modified except as provided in the Agreements.
     (e) The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment.

     (f) Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural number, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.
     (g) This Amendment and the Agreements represent the final agreement among the parties with respect to the matters set forth therein and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements among the parties. There are no unwritten oral agreements among the parties with respect to such matters.
     (h) THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE CHOICE OF LAW PROVISIONS SET FORTH IN THE LOAN AND SERVICING AGREEMENT AND SHALL BE SUBJECT TO THE WAIVER OF JURY TRIAL AND NOTICE PROVISIONS OF THE LOAN AND SERVICING AGREEMENT.
[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties have caused this Omnibus Amendment No. 1 to be executed by their respective officers thereunto duly authorized, as of the date first above written.

FIFTH STREET FUNDING, LLC, as the Borrower and Purchaser
By:	______________________________
Name:
Title:

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

FIFTH STREET FINANCE CORP., as the Servicer, Seller and Transferor
By:	______________________________
Name:
Title:

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

WELLS FARGO SECURITIES, LLC, as the Administrative Agent
By:	______________________________
Name:
Title:

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

WELLS FARGO BANK, N.A. (as successor by merger to Wachovia Bank, National Association), as the Lender and Lender Agent
By:	______________________________
Name:
Title:

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as the Collateral Agent, Account Bank and Collateral Custodian
By:	______________________________
Name:
Title: